UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2012 (July 31, 2012)

ENCISION INC.

(Exact name of registrant as specified in its charter)

Colorado	001-11789	84-1162056
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6797 Winchester Circle, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 444-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Marcia K. McHaffie as Controller and Principal Accounting Officer

On July 31, 2012, Marcia K. McHaffie retired from her position as the Company’s Controller and Principal Accounting Officer.  Ms. McHaffie is not retiring because of a disagreement with the Company or on any matter relating to its operations, policies or practices.

Appointment of Mala Ray by Fred Perner as President and Chief Executive Officer

On July 31, 2012, Mala Ray was appointed to replace Ms. McHaffie as the Company’s Controller and Principal Accounting Officer.

Ms. Ray earned her B.S. degree at Regis University in the Denver area.  She has extensive medical device experience, and has worked most recently at Gambro Renal in Lakewood, Colorado.  Prior to that, she spent a number of years with Medtronic Navigation in Louisville, Colorado and Fischer Imaging in Thornton, Colorado.  She has strong analytical & computer skills and a thorough understanding of Enterprise Resource Planning (ERP) systems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCISION INC.

Date:	August 6, 2012	/s/ Mala Ray
Mala Ray
Controller
Principal Accounting Officer